EXHIBIT 23.1

                            CONSENT OF STEELE & CO.




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                           STEELE & CO.*
                   CHARTERED ACCOUNTANTS
*Representing incorporated professionals

                               SUITE 808      TELEPHONE:   (604) 687-8808
                808 WEST HASTINGS STREET      TELEFAX:     (604) 687-2702
         VANCOUVER, B.C., CANADA V6C 1C8      EMAIL:       EMAIL@STEELE-CO.CA




                       CONSENT OF INDEPENDENT ACCOUNTANTS



Praxis Pharmaceuticals Inc.



We hereby consent to the incorporation by reference in the reoffer prospectus under cover of Form S-8 Registration Statement filed April 30, 2002 of Praxis Pharmaceuticals Inc. of our independent auditors' report dated July 30, 2001 relating to the financial statements which appear in Praxis Pharmaceuticals Inc.'s Annual Report on Form 10-KSB for the fiscal year ended May 31, 2001 and our independent accountants' reports elating to the financial statements which appear in Praxis Pharmaceuticals Inc.'s Quarterly Reports on Form 10-QSB for the quarter ended August 31, 2001 (report dated October 7, 2001), November 30, 2001 (report dated January 7, 2002), and February 28, 2002 (report dated April 4,
2002). We also consent to the reference to us under the heading "Experts" in the reoffer prospectus which is a part of such Form S-8 Registration Statement.





Vancouver, Canada                                          "STEELE & CO."
April 29,2002                                              CHARTERED ACCOUNTANTS